Exhibit 3.2

BYLAWS
 OF
AMALGAMATED PICTURES CORP.
a Florida corporation

TABLE OF CONTENTS

ARTICLE I: OFFICES
Section 1.01 - Principal Office
Section 1.02 - Registered Office
Section 1.03 - Other Offices

ARTICLE II: MEETINGS OF SHAREHOLDERS
Section 2.01 - Annual Meeting
Section 2.02 - Special Meeting
Section 2.03 - Shareholders' List for Meeting
Section 2.04 - Record Date
Section 2.05 - Notice of Meetings and Adjournment
Section 2.06 - Waiver of Notice

ARTICLE III: SHAREHOLDER VOTING
Section 3.01 - Voting Group Defined
Section 3.02 - Quorum and Voting Requirements for Voting Groups
Section 3.03 - Action by Single and Multiple Voting Groups
Section 3.04 - Shareholder Quorum and Voting; Greater or Lesser Voting Requirements
Section 3.05 - Voting for Directors; Cumulative Voting
Section 3.06 - Voting Entitlement of Shares
Section 3.07 - Proxies
Section 3.08 - Shares Held by Nominees
Section 3.09 - Corporation's Acceptance of Votes
Section 3.10 - Action by Shareholders without Meeting

ARTICLE IV: BOARD OF DIRECTORS AND OFFICERS
Section 4.01 - Qualifications of Directors
Section 4.02 - Number of Directors
Section 4.03 - Terms of Directors Generally
Section 4.04 - Staggered Terms for Directors
Section 4.05 - Vacancy on Board
Section 4.06 - Compensation of Directors
Section 4.07 - Meetings
Section 4.08 - Action by Directors without a Meeting
Section 4.09 - Notice of Meetings
Section 4.10 - Waiver of Notice
Section 4.11 - Quorum and Voting
Section 4.12 - Committees
Section 4.13 - Loans to Officers, Directors, and Employees; Guaranty of Obligations
Section 4.14 - Required Officers
Section 4.15 - Duties of Officers
Section 4.16 - Resignation and Removal of Officers
Section 4.17 - Contract Rights of Officers
Section 4.18 - General Standards for Directors
Section 4.19 - Director Conflicts of Interest
Section 4.20 - Resignation of Directors

ARTICLE V: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

ARTICLE VI: OFFICE AND AGENT
Section 6.01 - Registered Office and Registered Agent
Section 6.02 - Change of Registered Office or Registered Agent; Resignation of Registered Agent

ARTICLE VII: SHARES, OPTIONS, DIVIDENDS AND DISTRIBUTIONS
Section 7.01 - Authorized Shares
Section 7.02 - Terms of Class or Series Determined by Board of Directors
Section 7.03 - Issued and Outstanding Shares
Section 7.04 - Issuance of Shares
Section 7.05 - Form and Content of Certificates
Section 7.06 - Shares without Certificates
Section 7.07 - Restriction on Transfer of Shares and other Securities
Section 7.08 - Shareholder's Pre-emptive Rights
Section 7.09 - Corporation's Acquisition of its own Shares
Section 7.10 - Share Options
Section 7.11 - Terms and Conditions of Stock Rights and Options
Section 7.12 - Share Dividends
Section 7.13 - Distributions to Shareholders

ARTICLE VIII: AMENDMENT OF ARTICLES AND BYLAWS
Section 8.01 - Authority to Amend the Articles of Incorporation
Section 8.02 - Amendment by Board of Directors
Section 8.03 - Amendment of Bylaws by Board of Directors
Section 8.04 - Bylaw Increasing Quorum or Voting Requirements for Directors

ARTICLE IX: RECORDS AND REPORTS
Section 9.01 - Corporate Records
Section 9.02 - Financial Statements for Shareholders
Section 9.03 - Other Reports to Shareholders
Section 9.04 - Annual Report for Department of State

ARTICLE X: MISCELLANEOUS
Section 10.01 - Definition of the "Act"
Section 10.02 - Application of Florida Law
Section 10.03 - Fiscal Year
Section 10.04 - Conflicts with Articles of Incorporation

ARTICLE I: OFFICES

SECTION 1.01 - PRINCIPAL OFFICE

      The principal office of the corporation in the State of Florida shall be established at such places as the board of directors from time to time determine.

SECTION 1.02 - REGISTERED OFFICE

      The registered office of the corporation in the State of Florida shall be at the office of its registered agent as stated in the articles of incorporation or as the Board of Directors shall from time to time determine.

SECTION 1.03 - OTHER OFFICES

      The corporation may have additional offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II: MEETINGS OF SHAREHOLDERS

SECTION 2.01 - ANNUAL MEETING

      (1) The corporation shall hold a meeting of shareholders annually, for the election of directors and for the transaction of any proper business, at a time stated in or fixed in accordance with a resolution of the Board of Directors.

      (2) Annual shareholders' meeting  may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution by the board of directors or, when not inconsistent with the board of directors' resolution stated in the notice of the annual meeting. If no place is stated in or fixed in accordance with these bylaws, or stated in the notice of the annual meeting, annual meetings shall be held at the corporation's principal office.

      (3) The failure to hold the annual  meeting at the time stated in or fixed in accordance with these bylaws or pursuant to the Act does not affect the validity of any corporate  action and shall not work a forfeiture of or dissolution of the corporation.

SECTION 2.02 - SPECIAL MEETING

      (1) The corporation shall hold a special meeting of shareholders:

            (a) On call of its board of directors or the person or persons authorized to do so by the Board of Directors; or

            (b) If the holders of not less than 50% of all votes entitled to be cast on any issue proposed to be considered  at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

      (2) Special shareholders' meetings may be held in or out of the State of Florida at a place stated in or fixed in accordance with a resolution of the board of directors, or, when not inconsistent with the board of directors' resolution, in the notice of the special meeting. If no place is stated in or fixed in accordance with these bylaws or in the notice of the special meeting, special meetings shall be held at the corporation's principal office.

      (3) Only business within the purpose or purposes described in the special meeting notice may be conducted at a special shareholders' meeting.

SECTION 2.03 - SHAREHOLDERS' LIST FOR MEETING

      (1) After fixing a record date for a meeting, a corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, in accordance with the Florida Business Corporation Act (the "Act"), or arranged by voting group, with the address of, and the number and class and series, if any, of shares held by, each.

      (2) The shareholders' list must be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's  principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer  agent or registrar. A shareholder or his agent or attorney is entitled on written demand to inspect the list (subject to the requirements of Section  607.1602(3) of the Act), during regular business hours and at his expense, during the period it is available for inspection.

      (3) The corporation shall make the  shareholders' list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

SECTION 2.04 - RECORD DATE

      (1) The board of directors may  set a record date for purposes of determining the shareholders entitled  to notice of and to vote at a shareholders' meeting; however, in no event may a record date fixed by the board of directors be a date preceding the date upon which the resolution fixing the record date is adopted.

      (2) Unless otherwise fixed by the Board of Directors, the record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his demand to the corporation. In the event that the Board of Directors sets the record date for a special meeting of shareholders, it shall not be a date preceding the date upon which the corporation receives the first demand from a shareholder requesting a special meeting.

      (3) If no prior action is required by the board of directors pursuant to the Act, and, unless otherwise fixed by the Board of Directors, the record date for determining shareholders  entitled to take action without a meeting is the date the first signed written  consent is delivered to the corporation under Section 607.0704 of the Act. If prior action is required by the board of directors pursuant  to the Act, the record date for determining shareholders entitled to take action without a meeting is at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

      (4) Unless otherwise fixed by the Board of Directors, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders.

      (5) A record date may not be more than 70 days before the  meeting or action requiring a determination of shareholders.

      (6) A determination of shareholders  entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one 120 days after the date fixed for the original meeting.

SECTION 2.05 - NOTICE OF MEETINGS AND ADJOURNMENT

      (1) The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than 10 or more than 60 days before the meeting date. Unless  the Act requires otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. Notice shall be given in the manner provided in Section 607.0141 of the Act, by or at the direction of the president, the secretary, of the officer or persons calling the meeting.  If the notice is mailed at least 30 days before the date of the meeting,  it may be done by a class of United States mail other than first class. Notwithstanding Section 607.0141, if mailed, such notice shall be deemed to be delivered when deposited in the United Statement mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      (2) Unless the Act or the articles of  incorporation requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

      (3) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

      (4) If an annual or special shareholders  meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time or place is announced at the meeting before adjournment is taken, and any business  may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date is or must be  fixed under Section 607.0707 of the Act, however, notice of the adjourned  meeting must be given under this section to persons who are shareholders  as of the new record date who are entitled to notice of the meeting.

      (5) Notwithstanding the foregoing,  no notice of a shareholders' meeting need be given if: (a) an annual report and proxy statements for two consecutive annual meetings of shareholders,  or (b) all, and at least two checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the corporation, and returned undeliverable.   The obligation of the corporation to give notice of a shareholders'  meeting to any such shareholder shall be reinstated once the corporation  has received a new address for such shareholder for entry on its share transfer books.

SECTION 2.06 - WAIVER OF NOTICE

      (1) A shareholder may waive any notice  required by the Act, the articles of incorporation, or bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any  regular or special meeting of the shareholders need be specified in any written waiver of notice.

      (2) A shareholder's attendance at a meeting: (a) Waives objection to lack of notice or defective notice of the  meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

ARTICLE III: SHAREHOLDER VOTING

SECTION 3.01 - VOTING GROUP DEFINED

      A "voting group" means all shares of one or more classes or series that under the articles of incorporation  or the Act are entitled to vote and be counted together collectively  on a matter at a meeting of shareholders. All shares entitled by the articles of incorporation or the Act to vote generally on the matter are for that purpose a single voting group.

SECTION 3.02 - QUORUM AND VOTING REQUIREMENTS  FOR VOTING GROUPS

      (1) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Act provides otherwise, a majority of the votes entitled  to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

      (2) Once a share is represented for any purpose at a meeting, it is deemed present for quorum  purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

      (3) If a quorum exists, action on a matter (other than the election of directors) by a voting group is  approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation  or the Act requires a greater number of affirmative votes.

SECTION 3.03 - ACTION BY SINGLE AND MULTIPLE VOTING GROUPS

      (1) If the articles of incorporation  or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in Section 3.02 of these bylaws.

      (2) If the articles of incorporation or the Act provides for voting by two or more voting groups on a matter,  action on that matter is taken only when voted upon by each of those voting  groups counted separately as provided in Section 3.02 of these bylaws.  Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

SECTION 3.04 - SHAREHOLDER QUORUM AND VOTING; GREATER OR LESSER VOTING REQUIREMENTS

      (1) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. When a specified item of  business is required to be voted on by a class or series of stock, a  majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

      (2) An amendment to the articles of  incorporation that adds, changes or deletes a greater or lesser quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

      (3) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes  cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the articles of incorporation.

      (4) After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders,  so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

      (5) The articles of incorporation  may provide for a greater voting requirement or a greater or lesser  quorum requirement for shareholders (or voting groups of shareholders)  than is provided by the Act, but in no event shall a quorum consist of less than one-third of the shares entitled to vote.

SECTION 3.05 - VOTING FOR DIRECTORS; CUMULATIVE VOTING

      (1) Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

      (2) Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares  owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide.

SECTION 3.06 - VOTING ENTITLEMENT OF SHARES

      (1) Unless the articles of incorporation  or the Act provides otherwise, each outstanding share, regardless of class,  is entitled to one vote on each matter submitted to a vote at a meeting  of shareholders. Only shares are entitled to vote.

      (2) The shares of the corporation  are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns,  directly or indirectly, a majority of shares entitled to vote for directors of the second corporation.

      (3) This section does not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

      (4) Redeemable shares are not entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

      (5) Shares standing in the name of  another corporation, domestic or foreign, may be voted by such officer,  agent, or proxy as the bylaws of the corporate shareholder may prescribe  or, in the absence of any applicable provision, by such person as the Board of Directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate  shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order,  shall be presumed to be fully authorized to vote such shares.

      (6) Shares held by an administrator,   executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

      (7) Shares held by or under the control  of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

      (8) If a share or shares stand of  record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect:

            (a) If only one votes, in person or in proxy, his act binds all;

            (b) If more than one vote, in  person or by proxy, the act of the majority so voting binds all;

            (c) If more than one vote, in person or by proxy, but the vote is evenly split on any particular matter,  each faction is entitled to vote the share or shares in question proportionally;

            (d) If the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this subsection shall be a majority or a vote evenly split in interest;

            (e) The principles of this  subsection shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum;

            (f) Subject to Section 3.08  of these bylaws, nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary  may direct. Such nominee may vote shares as directed by a trustee or their  fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

SECTION 3.07 - PROXIES

      (1) A shareholder, other person  entitled to vote on behalf of a shareholder pursuant to Section 3.06 of these bylaws, or attorney in fact may vote the shareholder's shares in person or by proxy.

      (2) A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either  personally or by his attorney in fact. An executed telegram or cablegram  appearing to have been transmitted by such person, or a photographic,  photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form.

      (3) An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period  is expressly provided in the appointment form.

      (4) The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept  the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

      (5) An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments  coupled with an interest include the appointment of: (a) a pledgee; (b) a person who purchased or agreed to purchase the shares; (c) a creditor  of the corporation who extended credit to the corporation under terms  requiring the appointment; (d) an employee of the corporation whose employment  contract requires the appointment; or (e) a party to a voting agreement created in accordance with the Act.

      (6) An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished  and, in a case provided for in Subsection 5(c) or 5(d), the proxy becomes revocable three years after the date of the proxy or at the end of the  period, if any, specified herein, whichever is less, unless the period of irrevocability is renewed from time to time by the execution of a new  irrevocable proxy as provided in this section. This does not affect the duration of a proxy under subsection (3).

      (7) A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence  of the irrevocable appointment was not noted conspicuously on the certificate  representing the shares or on the information statement for shares without certificates.

      (8) Subject to Section 3.09 of these bylaws and to any express limitation on the proxy's authority appearing  on the face of the appointment form, a corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

      (9) If an appointment form expressly  provides, any proxy holder may appoint, in writing, a substitute to act in his place.

SECTION 3.08 - SHARES HELD BY NOMINEES

      (1) The corporation may establish a procedure by which the beneficial owner of shares that are registered  in the name of a nominee is recognized by the corporation as the shareholder.  The extent of this recognition may be determined in the procedure.

      (2) The procedure may set forth (a) the types of nominees to which it applies; (b) the rights or privileges  that the corporation recognizes in a beneficial owner; (c) the manner in which the procedure is selected by the nominee; (d) the information  that must be provided when the procedure is selected; (e) the period for which selection of the procedure is effective; and (f) other aspects of the rights and duties created.

SECTION 3.09 - CORPORATION'S ACCEPTANCE OF VOTES

      (1) If the name signed on a vote, consent,  waiver, or proxy appointment corresponds to the name of a shareholder,  the corporation if acting in good faith is entitled to accept the vote,  consent waiver, or proxy appointment and give it effect as the act of the shareholder.

      (2) If the name signed on a vote, consent,  waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if: (a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (b)  the name signed purports to be that of an administrator, executor,  guardian, personal representative, or conservator representing the shareholder  and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (c) the name signed purports to be that of a receiver,  trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment; (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney in fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented  with respect to the vote, consent, waiver, or proxy appointment; or (e) two or more persons are the shareholder as covenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

      (3) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

      (4) The corporation and its officer  or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

      (5) Corporate action based on the  acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

SECTION 3.10 - ACTION BY SHAREHOLDERS WITHOUT MEETING

      (1) Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders  of the corporation may be taken without a meeting, without prior notice and without a vote, if the action is taken by the holders of outstanding  stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.  In order to be effective, the action must by evidenced by one or more written  consents describing the action taken, dated and signed by approving shareholders  having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another office or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein  unless, within 60 days of the date of the earliest dated consent is delivered in the manner required by this section, written consent signed by the number of holders required to take action is delivered to the corporation by delivery as set forth in this section.

      (2) Within 10 days after obtaining such  authorization by written consent, notice in accordance with Section 607.0704(3) of the Act must be given to those shareholders who have not consented in writing.

ARTICLE IV: BOARD OF DIRECTORS AND OFFICERS

SECTION 4.01 - QUALIFICATIONS OF DIRECTORS

      Directors must be natural persons  who are 18 years of age or older but need not be residents of the State  of Florida or shareholders of the corporation.

SECTION 4.02 - NUMBER OF DIRECTORS

      (1) The board of directors shall  consist of not less than one nor more than nine individuals.

      (2) The number of directors may be  increased or decreased from time to time by amendment to these bylaws.

      (3) Directors are elected at the first annual shareholders' meeting and at each annual meeting thereafter unless their terms are staggered under Section 4.04 of these bylaws.

SECTION 4.03 - TERMS OF DIRECTORS GENERALLY

      (1) The terms of the initial directors of the corporation expire at the first shareholders' meeting at which directors are elected.

      (2) The terms of all other directors   expire at the next annual shareholders' meeting following their election unless their terms are staggered under Section 4.04 of these bylaws.

      (3) A decrease in the number of directors  does not shorten an incumbent director's term.

      (4) The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

      (5) Despite the expiration of a director's  term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

SECTION 4.04 - STAGGERED TERMS FOR DIRECTORS

      The directors of any corporation  organized under the Act may, by the articles of incorporation, or by amendment to these bylaws adopted by a vote of the shareholders, be divided into one, two or three classes with the number of directors in each class being as nearly equal as possible; the term of office of those of the first class to expire at the annual meeting next ensuing; of the second class one year thereafter;  at the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire.  If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

SECTION 4.05 - VACANCY ON BOARD

      (1) Whenever a vacancy occurs on a Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors.

      (2) A vacancy that will occur at a  specific later date (by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

SECTION 4.06 - COMPENSATION OF DIRECTORS

      The Board of Directors may fix the compensation of directors.

SECTION 4.07 - MEETINGS

      (1) The Board of Directors may hold regular or special meetings in or out of the State of Florida.

      (2) A majority of the directors present,  whether or not a quorum exists, may adjourn any meeting of the board of  directors to another time and place. Notice of any such adjourned meeting  shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

      (3) Meetings of the board of directors  may be called by the chairman of the board or by the president.

      (4) The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication   by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

SECTION 4.08 - ACTION BY DIRECTORS WITHOUT A MEETING

      (1) Action required or permitted  by the Act to be taken at a board of directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the board or of the committee. The action must be evidenced by one or more written  consents describing the action taken and signed by each director or committee member.

      (2) Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

      (3) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

SECTION 4.09 - NOTICE OF MEETINGS

      Regular and special meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting.

SECTION 4.10 - WAIVER OF NOTICE

      Notice of a meeting of the board of  directors need not be given to any director who signs a waiver of notice  either before or after the meeting. Attendance of a director at a meeting  shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting,  or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 4.11 - QUORUM AND VOTING

      (1) A quorum of a Board of Directors  consists of a majority of the number of directors prescribed by the articles of incorporation or these bylaws.

      (2) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

      (3) A director of a corporation who is present at a meeting of the board of directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

            (a) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting specified business at the meeting; or

            (b) He votes against or abstains from the action taken.

SECTION 4.12 - COMMITTEES

      (1) The board of directors, by resolution  adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to:

            (a) Approve or recommend to  shareholders actions or proposals required by the Act to be approved by shareholders.

            (b) Fill vacancies on the board  of directors or any committee thereof.

            (c) Adopt, amend, or repeal these bylaws.

            (d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

            (e) Authorize or approve the  issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

      (2) The sections of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

      (3) Each committee must have two or more members who serve at the pleasure of the board of directors. The board,  by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

      (4) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee  pursuant to such authority shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question with his  responsibility to act in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily  prudent person in a like position would use under similar circumstances.

SECTION 4.13 - LOANS TO OFFICERS, DIRECTORS, AND EMPLOYEES; GUARANTY OF OBLIGATIONS

      The corporation may lend money to,  guaranty any obligation of, or otherwise assist any officer, director,  or employee of the corporation or of a subsidiary, whenever, in the judgment of the board of directors, such loan, guaranty, or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation,  a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of any corporation at common law or under any statute. Loans, guaranties, or other types of assistance are subject to section 4.19.

SECTION 4.14 - REQUIRED OFFICERS

      (1) The corporation shall have such officers as the Board of Directors may appoint from time to time.

      (2) A duly appointed officer may appoint one or more assistant officers.

      (3) The board of directors shall  delegate to one of the officers responsibility for preparing minutes  of the directors' and shareholders' meetings and for authenticating records of the corporation.

      (4) The same individual may simultaneously  hold more than one office in the corporation.

SECTION 4.15 - DUTIES OF OFFICERS

      Each officer has the authority and shall perform the duties set forth in a resolution or resolutions of the board of directors or by direction of any officer authorized by the Board of Directors to prescribe the duties of other officers.

SECTION 4.16 - RESIGNATION AND REMOVAL OF OFFICERS

      (1) An officer may resign at any  time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation  accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

      (2) The board of directors may remove  any officer at any time with or without cause. Any assistant officer,  if appointed by another officer, may likewise be removed by the Board of Directors or by the officer which appointed him in accordance with these bylaws.

SECTION 4.17 - CONTRACT RIGHTS OF OFFICERS

      The appointment of an officer does not itself create contract rights.

SECTION 4.18 - GENERAL STANDARDS FOR DIRECTORS

      (1) A director shall discharge his duties as a director, including his duties as a member of a committee:

            (a) In good faith;

            (b) With the care an ordinarily  prudent person in a like position would exercise under similar circumstances; and

            (c) In a manner he reasonably  believes to be in the best interests of the corporation.

      (2) In discharging his duties, a  director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

            (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable  and competent in the matters presented;

            (b) Legal counsel, public  accountants, or other persons as to matters the director reasonably believes are within the persons' professional or expert competence; or

            (c) A committee of the board  of directors of which he is not a member if the director reasonably believes the committee merits confidence.

      (3) In discharging his duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees,  suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

      (4) A director is not acting in good faith if he has knowledge concerning the matter in question that makes reliance otherwise permitted by subsection (2) unwarranted.

      (5) A director is not liable for any action taken as a director, or any failure to take any action, if he  performed the duties of his office in compliance with this section.

SECTION 4.19 - DIRECTOR CONFLICTS OF INTEREST

      No contract or other transaction between a corporation and one or more interested directors shall be either  void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the board of directors  or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

      (1) The fact of such relationship or interest is disclosed or known to the board of directors or committee  which authorizes, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

      (2) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and  they authorize, approve or ratify such contract or transaction by vote or written consent; or

      (3) The contract or transaction  is fair and reasonable as to the corporation at the time it is authorized  by the board, a committee or the shareholders.

      Common or interested directors may be counted in determining the presence of a quorum at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

      For the purpose of paragraph (2) above, a conflict of interest transaction is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director  who has a relationship or interest in the conflict of interest transaction may not be counted in a vote of shareholders to determine whether to authorize,  approve or ratify a conflict of interest transaction under paragraph (2). The vote of those shares, however, is counted in determining whether the  transaction is approved under other sections of the Act. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

SECTION 4.20 - RESIGNATION OF DIRECTORS

      A director may resign at any time by delivering written notice to the Board of Directors or its chairman or to the corporation.

      A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors  provides that the successor does not take office until the effective date.

ARTICLE V: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

SECTION 5.01 - DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

      (1) The corporation shall have power to indemnify any person who was or is a party to any proceeding (other  than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director,  officer, employee, or agent of another corporation, partnership, joint  venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal  action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed  to, the best interests of the corporation or, with respect to any  criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (2) The corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason  of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership,  joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors,  the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of  such proceeding, including any appeal thereof. Such indemnification  shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the  corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such  person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case,  such person is fairly and reasonably entitled to indemnity for such expenses  which such court shall deem proper.

      (3) To the extent that a director,  officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections  (1) or (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

      (4) Any indemnification under subsections (1) or (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination  that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) or (2). Such determination shall be made:

            (a) By the board of directors  by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

            (b) If such a quorum is not obtainable  or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate)  consisting solely of two or more directors not at the time parties to the proceeding;

            (c) By independent legal counsel:

                  (i) Selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

                  (ii) If a quorum of the  directors cannot be obtained for paragraph (a) and the committee cannot be designed under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

            (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such  proceeding or, if no such quorum is obtainable, by a majority vote of  shareholders who were not parties to such proceeding.

      (5) Evaluation of the reasonableness  of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible.  However, if the determination of permissibility is made by independent legal  counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

      (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification  by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

      (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and the  corporation may make any other or further indemnification or advancement  of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors,  or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification  or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

            (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

            (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

            (c) In the case of a director,  a circumstance under which the liability provisions of Section 607.0834 under the Act are applicable; or

            (d) Willful misconduct or a conscious disregard for  the best interests of the corporation in a proceeding by or in the  right of the corporation to procure a judgment in its favor or in a proceeding  by or in the right of a shareholder.

      (8) Indemnification and advancement  of expenses as provided in this section shall continue as, unless  otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

      (9) Notwithstanding the failure  of the corporation to provide indemnification, and despite any contrary  determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or  was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an  application, the court, after giving any notice that it considers necessary,  may order indemnification and advancement of expenses, including expenses  incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

            (a) The director, officer,  employee, or agent if entitled to mandatory indemnification under  subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

            (b) The director, officer,  employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

            (c) The director, officer,  employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances,  regardless of whether such person met the standard of conduct set forth  in subsection (1), subsection (2) or subsection (7).

      (10) For purposes of this section,  the term "corporation" includes, in addition to the resulting  corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who  is or was a director, officer, employee, or agent of a constituent  corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership,  joint venture, trust or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would  have with respect to such constituent corporation if its separate existence had continued.

      (11) For purposes of this section:

            (a) The term "other enterprises" includes employee benefit plans;

            (b) The term "expenses"  includes counsel fees, including those for appeal;

            (c) The term "liability"  includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

            (d) The term "proceeding"  includes any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

            (e) The term "agent" includes a volunteer;

            (f) The term "serving at the request of the corporation" includes any service as a director,  officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

            (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes  to be in the best interests of the participants and beneficiaries of an employee benefit plan.

      (12) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was  serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE VI: OFFICE AND AGENT

SECTION 6.01 - REGISTERED OFFICE AND REGISTERED AGENT

      (1) The corporation shall have and continuously maintain in the State of Florida:

            (a) A registered office which  may be the same as its place of business; and

            (b) A registered agent, who, may be either:

                  (i) An individual who resides in the State of Florida whose business office is identical with such registered office; or

                  (ii) Another corporation  or not-for-profit corporation as defined in Chapter 617 of the Act, authorized  to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office; or

                  (iii) A foreign corporation  or not-for-profit foreign corporation authorized pursuant to chapter  607 or chapter 617 of the Act to transact business or conduct its affairs in the State of Florida, having a business office identical with the registered office.

SECTION 6.02 - CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT; RESIGNATION OF REGISTERED AGENT

      (1) The corporation may change its  registered office or its registered agent upon filing with the Department  of State of the State of Florida a statement of change setting forth:

            (a) The name of the corporation;

            (b) The street address of its current registered office;

            (c) If the current registered  office is to be changed, the street address of the new registered office;

            (d) The name of its current registered agent;

            (e) If its current registered  agent is to be changed, the name of the new registered agent and the new agent's written consent (either on the statement or attached to it) to the appointment;

            (f) That the street address of its registered office and the street address of the business office of its  registered agent, as changed, will be identical;

            (g) That such change was authorized by resolution duly adopted by its Board of Directors or by an officer of the corporation so authorized by the Board of Directors.

ARTICLE VII: SHARES, OPTIONS, DIVIDENDS AND DISTRIBUTIONS

SECTION 7.01 - AUTHORIZED SHARES

      (1) The articles of incorporation prescribe the classes of shares and the number of shares of each class that the corporation is authorized to issue, as well as a distinguishing designation for each class, and prior to the issuance of shares of a class the preferences, limitations,  and relative rights of that class must be described in the articles of incorporation.

      (2) The articles of incorporation must authorize:

            (a) One or more classes of shares  that together have unlimited voting rights, and

            (b) One or more classes of shares  (which may be the same class or classes as those with voting rights) that  together are entitled to receive the net assets of the corporation upon dissolution.

      (3) The articles of incorporation  may authorize one or more classes of shares that have special, conditional,  or limited voting rights, or no rights, or no right to vote, except to the extent prohibited by the Act;

            (a) Are redeemable or convertible  as specified in the articles of incorporation;

            (b) Entitle the holders to distributions  calculated in any manner, including dividends that may be cumulative,  non-cumulative, or partially cumulative;

            (c) Have preference over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the corporation.

      (4) Shares which are entitled to  preference in the distribution of dividends or assets shall not be designated as common shares. Shares which are not entitled to preference in the distribution  of dividends or assets shall be common shares and shall not be designated as preferred shares.

SECTION 7.02 - TERMS OF CLASS OR SERIES DETERMINED BY BOARD OF DIRECTORS

      (1) If the articles of incorporation  so provide, the Board of Directors may determine, in whole or part, the  preferences, limitations, and relative rights (within the limits set forth in Section 7.01) of:

            (a) Any class of shares before the issuance of any shares of that class, or

            (b) One or more series within a class before the issuance of any shares of that series.

      (2) Each series of a class must be given a distinguishing designation.

      (3) All shares of a series must  have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise  provided in the description of the series, of those of other series of the same class.

      (4) Before issuing any shares of a class or series created under this section, the corporation must deliver to the Department of State of the State of Florida for filing articles  of amendment, which are effective without shareholder action, in accordance with Section 607.0602 of the Act.

SECTION 7.03 - ISSUED AND OUTSTANDING SHARES

      (1) A corporation may issue the number of shares of each class or series authorized by the articles of incorporation.  Shares that are issued are outstanding shares until they are reacquired, redeemed, converted, or canceled.

      (2) The reacquisition, redemption, or conversion of outstanding shares is subject to the limitations of subsection  (3) and to Section 607.06401 of the Act.

      (3) At all times that shares of the  corporation are outstanding, one or more shares that together have unlimited  voting rights and one or more shares that together are entitled to receive the net assets of the corporation upon dissolution must be outstanding.

SECTION 7.04 - ISSUANCE OF SHARES.

      (1) The board of directors may  authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation.

      (2) Before the corporation issues  shares, the Board of Directors must determine that the consideration  received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration  for the issuance of shares relates to whether the shares are validly issued,  fully paid, and non-assessable. When it cannot be determined that outstanding shares are fully paid and non-assessable, there shall be a conclusive  presumption that such shares are fully paid and non-assessable if the Board of Directors makes a good faith determination that there is no substantial evidence that the full consideration for such shares has not been paid.

      (3) When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and non-assessable.  Consideration in the form of a promise to pay money or a promise to perform  services is received by the corporation at the time of the making of the promise, unless the agreement specifically provides otherwise.

      (4) The corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other  arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the shares escrowed or restricted and the distributions  credited may be canceled in whole or part.

SECTION 7.05 - FORM AND CONTENT OF CERTIFICATES

      (1) Shares may but need not be represented by certificates. Unless the Act or another statute expressly provides otherwise,  the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

      (2) At a minimum, each share certificate must state on its face:

            (a) The name of the issuing corporation and that the corporation is organized under the laws of the State of Florida;

            (b) The name of the person to whom issued; and

            (c) The number and class of  shares and the designation of the series, if any, the certificate represents.

      (3) If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class  and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine  variations for future series) must be summarized on the front or back  of each certificate. Alternatively, each certificate may state conspicuously  on its front or back that the corporation will furnish the shareholder a full statement of this information on request and without charge.

      (4) Each share certificate:

            (a) Must be signed (either manually or in facsimile) by an officer or officers designated by the Board of Directors, and

            (b) May bear the corporate seal or its facsimile.

      (5) If the person who signed (either  manually or in facsimile) a share certificate no longer holds office  when the certificate is issued, the certificate is nevertheless valid.

      (6) Nothing in this section may be  construed to invalidate any share certificate validly issued and outstanding under the Act on July 1, 1990.

SECTION 7.06 - SHARES WITHOUT CERTIFICATES

      (1) The Board of Directors of the corporation  may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

      (2) Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by the Act.

SECTION 7.07 - RESTRICTION ON TRANSFER OF SHARES AND OTHER SECURITIES

      (1) The articles of incorporation, these bylaws, an agreement  among shareholders, or an agreement between shareholders and the corporation  may impose restrictions on the transfer or registration of transfer of shares of the corporation. A restriction does not affect shares issued before the restriction was adopted unless the holders of such shares are parties to the restriction agreement or voted in favor of the restriction.

      (2) A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section, and effected in compliance with the provisions of the Act,  including having a proper purpose as referred to in the Act.

SECTION 7.08 - SHAREHOLDER'S PRE-EMPTIVE RIGHTS

      The shareholders of the corporation do not have a pre-emptive right to acquire the corporation's unissued shares.

SECTION 7.09 - CORPORATION'S ACQUISITION OF ITS OWN SHARES.

      (1) The corporation may acquire its own shares, and, unless otherwise provided in the articles of incorporation  or except as provided in subsection (4), shares so acquired constitute  authorized but unissued shares of the same class but undesignated as to series.

      (2) If the articles of incorporation  prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation.

      (3) Articles of amendment may be adopted by the Board of Directors without shareholder action, shall be delivered to the Department of State of the State of Florida for filing, and shall set forth the information required by Section 607.0631 of the Act.

      (4) Shares of the corporation in existence  on June 30, 1990, which are treasury shares under Section 607.004(18),  Florida Statutes (1987), shall be issued, but not outstanding, until canceled or disposed of by the corporation.

SECTION 7.10 - SHARE OPTIONS

      (1) Unless the articles of incorporation   provide otherwise, the corporation may issue rights, options, or warrants for the purchase of shares of the corporation. The Board of Directors shall determine the terms upon which the rights, options, or warrants are issued,  their form and content, and the consideration for which the shares are to be issued.

      (2) The terms and conditions of stock rights and options which are created and issued by the corporation, or its successor, and which entitle the holders thereof to purchase from the corporation shares of any class or classes, whether authorized by unissued shares, treasury  shares, or shares to be purchased or acquired by the corporation, may include, without limitation, restrictions, or conditions that preclude or limit the exercise, transfer, receipt, or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire  a specified number or percentage of the outstanding common shares  or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or  options held by any such person or persons or any such transferee or transferees.

SECTION 7.11 - TERMS AND CONDITIONS OF STOCK  RIGHTS AND OPTIONS

      The terms and conditions of the stock rights and options which are created and issued by the corporation [or its successor], and which entitle the holders thereof to purchase from the corporation shares of any class or classes, whether authorized but unissued shares, treasury  shares, or shares to be purchased or acquired by the corporation, may include,  without limitation, restrictions or conditions that preclude or limit the exercise, transfer, receipt or holding of such rights or options by any person or persons, including any person or persons owning or offering to acquire  a specified number or percentage of the outstanding common shares  or other securities of the corporation, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or  options held by any such person or persons or any such transferee or transferees.

SECTION 7.12 - SHARE DIVIDENDS

      (1) Shares may be issued pro rata  and without consideration to the corporation's shareholders or to the  shareholders of one or more classes or series. An issuance of shares under this subsection is a share dividend.

      (2) Shares of one class or series may not be issued as a share dividend in respect of shares of another class or series unless:

            (a) The articles of incorporation so authorize,

            (b) A majority of the votes  entitled to be cast by the class or series to be issued approves the issue, or

            (c) There are no outstanding  shares of the class or series to be issued.

      (3) If the Board of Directors does not fix the record date for determining shareholders entitled to a share dividend,  it is the date of the board of directors authorizes the share dividend.

SECTION 7.13 - DISTRIBUTIONS TO SHAREHOLDERS

      (1) The Board of Directors may authorize  and the corporation may make distributions to its shareholders subject to restriction by the articles of incorporation and the limitations in subsection (3).

      (2) If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution  (other than one involving a purchase, redemption, or other acquisition of the corporation's shares), it is the date the Board of Directors authorizes the distribution.

      (3) No distribution may be made if, after giving it effect:

            (a) The corporation would not be able to pay its debts as they become due in the usual course of business; or

            (b) The corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential  rights are superior to those receiving the distribution.

      (4) The Board of Directors may base a determination that a distribution is not prohibited under subsection (3) either on financial statements prepared on the basis of accounting practices  and principles that are reasonable in the circumstances or on a fair  valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution  shall be identified as a distribution based upon a current valuation of  assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

      (5) Except as provided in subsection  (7), the effect of a distribution under subsection (3) is measured;

            (a) In the case of distribution by purchase, redemption, or other acquisition of the corporation's shares, as of the earlier of:

                  (i) The date money or other property is transferred or debt incurred by the corporation, or

                  (ii) The date the shareholder  ceases to be a shareholder with respect to the acquired shares;

            (b) In the case of any other distribution of indebtedness, as of the date the indebtedness is distributed;

            (c) In all other cases, as of:

                  (i) The date the distribution  is authorized if the payment occurs within 120 days after the date of authorization, or

                  (ii) The date the payment is made if it occurs more than 120 days after the date of authorization.

      (6) A corporation's indebtedness to a shareholder incurred by reason of a distribution made in accordance with  this section is at parity with the corporation's indebtedness to its general, unsecured creditors except to the extent subordinated by agreement.

      (7) Indebtedness of the corporation,  including indebtedness issued as a distribution, is not considered a liability for purposes of determinations under subsection (3) if its terms provide that payment of principal and interest are made only if and to the extent that payment of a distribution to shareholders could then be made under  this section. If the indebtedness is issued as a distribution, each   payment of principal or interest is treated as a distribution, the  effect of which is measured on the date the payment is actually made.

ARTICLE VIII: AMENDMENT OF ARTICLES AND BYLAWS

SECTION 8.01 - AUTHORITY TO AMEND THE ARTICLES OF INCORPORATION

      (1) The corporation may amend its articles of incorporation at any time to add or change a provision that is required or permitted in the articles of incorporation or to delete a provision  not required in the articles of incorporation. Whether a provision  is required or permitted in the articles of incorporation is determined as of the effective date of the amendment.

      (2) A shareholder of the corporation does not have a vested property right resulting from any provision in the articles of incorporation, including provisions relating to management,   control, capital structure, dividend entitlement, or purpose or duration of the corporation.

SECTION 8.02 - AMENDMENT BY BOARD OF DIRECTORS

      The corporation's Board of Directors may adopt one or more amendments to the corporation's articles of incorporation without shareholder action:

      (1) To extend the duration of the corporation if it was incorporated at a time when limited duration was required by law;

      (2) To delete the names and addresses of the initial directors;

      (3) To delete the name and address  of the initial registered agent or registered office, if a statement of change is on file with the Department of State of the State of Florida;

      (4) To delete any other information  contained in the articles of incorporation that is solely of historical interest;

      (5) To change each issued and unissued  authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding;

      (6) To delete the authorization for a class or series of shares authorized pursuant to Section 607.0602 of the Act, if no shares of such class or series have been issued;

      (7) To change the corporate name by substituting the word "corporation," "incorporated," or "company," or the abbreviation "corp.," Inc.," or Co.," for a similar word or abbreviation in the name, or by adding,  deleting, or changing a geographical attribution for the name; or

      (8) To make any other change expressly  permitted by the Act to be made without shareholder action.

SECTION 8.03 - AMENDMENT OF BYLAWS BY BOARD OF DIRECTORS

      The corporation's Board of Directors may amend or repeal the corporation's bylaws unless the Act reserves the power to amend a particular bylaw provision exclusively to the shareholders.

SECTION 8.04 - BYLAW INCREASING QUORUM OR VOTING REQUIREMENTS FOR DIRECTORS

      (1) A bylaw that fixes a greater  quorum or voting requirement for the Board of Directors may be amended or repealed:

            (a) If originally adopted  by the shareholders, only by the shareholders;

            (b) If originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors.

      (2) A bylaw adopted or amended by the  shareholders that fixes a greater quorum or voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified  vote of either the shareholders or the Board of Directors.

      (3) Action by the Board of Directors  under paragraph (1)(b) to adopt or amend a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum  requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

ARTICLE IX: RECORDS AND REPORTS

SECTION 9.01 - CORPORATE RECORDS

      (1) The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without  a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.

      (2) The corporation shall maintain accurate accounting records.

      (3) The corporation or its agent  shall maintain a record of its shareholders in a form that permits  preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

      (4) The corporation shall maintain  its records in written form or in another form capable of conversion into written form within a reasonable time.

      (5) The corporation shall keep a copy of the following records:

            (a) Its articles or restated  articles of incorporation and all amendments to them currently in effect;

            (b) Its bylaws or restated  bylaws and all amendments to them currently in effect;

            (c) Resolutions adopted by the Board of Directors creating one or more classes or series of shares and finding their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

            (d) The minutes of all shareholders'  meetings and records of all action taken by shareholders without a meeting for the past three years;

            (e) Written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years;

            (f) A list of the names and business street addresses of its current directors and officers; and

            (g) Its most recent annual report  delivered to the Department of State of the State of Florida.

SECTION 9.02 - FINANCIAL STATEMENTS FOR SHAREHOLDERS

      (1) Unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, the  corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance  sheet as of the end of the fiscal year, an income statement for that year,  and a statement of cash flows for that year. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

      (2) If the annual financial statements  are reported upon by a public accountant, his report must accompany them.  If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

            (a) Stating his reasonable  belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

            (b) Describing any respects  in which the statements were not prepared on a basis of accounting consistent  with the statements prepared for the preceding year.

      (3) The corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial  statements, if for reasons beyond the corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements,   the corporation shall mail him the latest annual financial statements.

SECTION 9.03 - OTHER REPORTS TO SHAREHOLDERS

      (1) If the corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise  than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such  notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature  and status at the time of such payment of the litigation or threatened litigation.

      (2) If the corporation issues or  authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders' meeting.

SECTION 9.04 - ANNUAL REPORT FOR DEPARTMENT OF STATE

      (1) The corporation shall deliver to the Department of State of the State of Florida for filing a sworn annual  report on such forms as the Department of State of the State of Florida  prescribes that sets forth the information prescribed by Section 607.1622 of the Act.

      (2) Proof to the satisfaction of the Department of State of the State of Florida on or before July 1 of each calendar year that such report was deposited in the United States mail in a sealed envelope, properly addressed with postage prepaid, shall be deemed in compliance with this requirement.

      (3) Each report shall be executed  by the corporation by an officer or director or, if the corporation is in the hands of a receiver or trustee, shall be executed on behalf of the corporation  by such receiver or trustee, and the signing thereof shall have the same legal effect as if made under oath, without the necessity of appending such oath thereto.

      (4) Information in the annual report must be current as of the date the annual report is executed on behalf of the corporation.

      (5) Any corporation failing to file an annual report which complies with the requirements of this section shall not be permitted to maintain or defend any action in any court of this state until such report is filed and all fees and taxes due under the Act are paid and shall be  subject to dissolution or cancellation of its certificate of authority to do business as provided in the Act.

ARTICLE X: MISCELLANEOUS

SECTION 10.01 - DEFINITION OF THE "ACT"

      All references contained herein to the "Act" or to sections of the "Act" shall be deemed to be in reference to the Florida Business Corporation Act.

SECTION 10.02 - APPLICATION OF FLORIDA LAW

      Whenever any provision of these bylaws is inconsistent with any provision of the Florida Business Corporation  Act, Statutes 607, as they may be amended from time to time, then in such instance Florida law shall prevail.

SECTION 10.03 - FISCAL YEAR

      The fiscal year of the corporation  shall be determined by resolution of the Board of Directors.

SECTION 10.04 - CONFLICTS WITH ARTICLES OF INCORPORATION

      In the event that any provision contained in these bylaws conflicts with any provision of the corporation's articles of incorporation, as amended from time to time, the provisions of the articles of incorporation shall prevail and be given full force and effect, to the full extent permissible under the Act.